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                                                                      Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report, dated December 4, 2001, included in this Form 10-K, as amended, into the Company's previously filed Registration Statements Files No. 333-36388, No. 333-39286, No. 333-48407, No. 333-48417, No. 333-53860, No. 333-55350, No.
333-58747, No. 333-77827, No. 333-94697, No. 333-66406 and No. 333-58294.


/s/ Arthur Andersen LLP
Vienna, Virginia
December 6, 2001